UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2021
__________________________
1LIFE HEALTHCARE, INC.
(Exact name of Registrant as Specified in Its Charter)
__________________________

Delaware	001-39203	76-0707204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Embarcadero Center, Suite 1900
San Francisco, CA 94111
(415) 814-0927
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONEM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 3, 2021, the Board of Directors, or the Board, of 1Life Healthcare, Inc., upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Scott C. Taylor to fill a vacant Board seat and to serve as a Class I director, with an initial term expiring at our 2024 annual meeting of stockholders. Mr. Taylor was also appointed to serve as a member of the Audit and Compliance Committee of the Board.

From 2007 to 2020, Mr. Taylor served as Executive Vice President, General Counsel and Corporate Secretary of Symantec Corporation (now NortonLifeLock, Inc.), a cybersecurity software and services company. Prior to Symantec, Mr. Taylor was Chief Administrative Officer, Senior Vice President and General Counsel of Phoenix Technologies Ltd., a system software company, from 2002 to 2007. Mr. Taylor currently serves as a director of J2 Global Inc., a Web-based communications and cloud services company, Piper Sandler Companies, an investment bank and institutional securities firm, and Western Technology Investment, a venture-debt firm. Previously, Mr. Taylor served as a director of DigiCert Inc., VirnetX, Inc. and VeriSign Japan K.K. Mr. Taylor holds a juris doctorate from George Washington University, and a bachelor’s degree in International Relations from Stanford University. We believe Mr. Taylor is qualified to serve on our board of directors because of his public company management and board experience.

There are no arrangements or understandings between Mr. Taylor and any other persons pursuant to which he was selected as a director of the Company. There is no transaction involving Mr. Taylor that requires disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Taylor is independent under our Corporate Governance Guidelines, applicable Securities and Exchange Commission requirements, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Nasdaq listing standards, including Listing Rule 5605(c)(2).

Mr. Taylor will participate in our Non-Employee Director Compensation Policy, or the Policy, which is described in our Definitive Proxy Statement for our 2021 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 21, 2021. Under the Policy, Mr. Taylor will receive (1) an annual retainer of $50,000 for his service on the Board, with payment pro-rated to his start date of June 3, 2021, (ii) an initial restricted stock unit grant having a value of $247,500, which will vest annually over three years, commencing on June 3, 2021, subject to Mr. Taylor’s continuous service as a member of the Board, and (iii) an additional restricted stock unit grant on the date of each future annual meeting of our stockholders having a value of $165,000, which will vest on the earlier of the date of the following annual meeting of stockholders or the one-year anniversary of the grant date, subject to Mr. Taylor’s continuous service as a member of the Board.

We will also enter into our standard form of indemnification agreement with Mr. Taylor.

Item 7.01. Regulation FD Disclosure

On June 8, 2021, we issued a press release announcing Mr. Taylor’s appointment as a director of One Medical. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference in any filing with the U.S. Securities and Exchange Commission made by One Medical, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 8, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1LIFE HEALTHCARE, INC.

	By:	/s/ Bjorn Thaler
Dated: June 8, 2021		Bjorn Thaler
Chief Financial Officer